Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-159079, 333-142582, 033-68638, 033-85628, 033-63641, 033-20205, 333-53443, 333-93351 and 333-88094) of ICO, Inc. of our report dated December 4, 2009 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
December 4, 2009